EXHIBIT 23.5






INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-33443 of OutSource International, Inc. and Subsidiaries on Form S-1 of our report dated April 18, 1996 (except as to Note 4 for which the date is May 6, 1996), on the financial statements of CST Services Inc. as of December 31, 1994 and 1995 and for the years then ended, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
September 23, 1997